Exhibit 99.2

Dollarama Group L.P. and Dollarama Group Holdings L.P. Announce

Fourth Quarter and Fiscal Year 2009 Results

Group L.P. Highlights for the Fourth Quarter ended February 1, 2009

•	Sales increased 12.1% over prior year period
•	Comparable store sales rose 4.8%
•	Adjusted EBITDA increased 8.4%

Group L.P. Highlights for Fiscal Year 2009 ended February 1, 2009

•	Sales increased 12.0% over prior year period
•	Comparable store sales rose 3.4%
•	Adjusted EBITDA increased 4.2%

MONTREAL, (April 17, 2009) – Dollarama Group L.P. and Dollarama Group Holdings L.P., today announced financial results for the fourth quarter and fiscal year ended February 1, 2009. The results of operations of Dollarama Group Holdings L.P. are almost identical to those of Dollarama Group L.P., with the main exception being interest expense, financing costs and foreign exchange gain or loss associated with Dollarama Group Holdings L.P.’s outstanding balance of senior floating rate deferred interest notes. Note: All dollar amounts in this press release are in Canadian dollars unless otherwise indicated.

Fourth Quarter results

For the 13-week period ended February 1, 2009, Dollarama reported a sales increase of $34.2 million, or 12.1% over the prior year period. Net sales totalled $315.5 million compared to $281.4 million for the 13-week period ended February 3, 2008. Comparable store sales rose 4.8% over the same quarter last year. The increase was partly attributable to a 3.8% increase in the average transaction size, as well as a 1.0% increase in store traffic. The remaining portion of the sales growth was driven primarily by 47 new store openings (offset by the closure of four stores) since the end of the fourth quarter of fiscal year 2008, and by the full 13-week effect of the 16 stores opened during the fourth quarter of last year.

Gross margin for the period was 34.6%, compared to 35.0% for the same period last year, mainly due to higher product, labour, freight, and occupancy costs. These costs were partially offset by a $1.8 million positive effect on the cost of goods sold resulting from the adoption of a new GAAP standard which includes in inventory certain supply chain costs associated with purchasing in bulk and the redistribution of merchandise within the store network. In all prior years, these supply chain costs were treated as period costs.

Adjusted EBITDA (as defined in the tables below) was $48.6 million for the 13-week period ended February 1, 2009, up 8.4% versus the prior year.

Dollarama Group L.P. recorded net earnings of $30.3 million for the fourth quarter of fiscal year 2009, up from $27.7 million for the corresponding quarter in fiscal year 2008. Sales growth and lower interest costs contributed to the increase. Higher cost of goods sold, higher general administration and store expenses, and a foreign exchange loss on derivative financial instruments and long-term debt partially offset the earnings increase.

Dollarama Group Holdings’ net earnings rose to $20.5 million in the fourth fiscal quarter of 2009, up from $10.8 million last year, due to the same factors affecting Dollarama Group L.P.’s net earnings, as well as a smaller foreign exchange loss as compared to the fourth quarter of fiscal 2008.

Fiscal Year 2009 Results

For the fiscal year ended February 1, 2009, Dollarama Group L.P. reported sales of $1.1 billion, a 12.0% increase over the $972.4 million in sales recorded for the fiscal year ended February 3, 2008.

Comparable store sales rose 3.4% over the same period a year ago, driven by a 3.9% increase in the average transaction size per customer that was slightly offset by a 0.5% decrease in store traffic. The remaining portion of the sales growth was driven primarily by the incremental full period impact of the 47 new store openings (offset by the closure of four stores) in the last four quarters ending February 1, 2009, and by the full effect of the 61 stores opened (offset by the closure of three stores) during fiscal year 2008.

Gross margin was 34.1%, even with the previous fiscal year. Higher transportation, freight, and occupancy costs were offset by a positive effect of $1.8 million on the cost of goods sold resulting from adoption of a new GAAP standard with respect to inventory that better reflects the total costs included in the supply chain, which involve purchasing in bulk and redistribution of the goods within the store network. Without the change in accounting policy, gross margin for fiscal year 2009 would have been 34.0%.

Adjusted EBITDA was $158.4 million, a 4.2% increase versus the previous year.

Dollarama Group L.P.’s net earnings for fiscal year 2009 increased to $90.1 million, from $76.8 million in fiscal year 2008. Sales growth, lower interest costs and a gain on foreign exchange on derivative financial instruments and long-term debt contributed to the increase. Higher general administration and store expenses, and increased amortization of property and equipment – both associated with the growth of the business – partially offset the earnings increase.

For Dollarama Group Holdings, net earnings decreased to $24.0 million for the fiscal year 2009 from $88.9 million in the prior year. This was due to the same factors affecting Dollarama Group L.P.’s net earnings, and was further reduced by the foreign exchange loss on long-term debt on the outstanding senior deferred notes.

The partnership’s efforts to improve its working capital continued to have a favourable impact. Dollarama ended fiscal year 2009 with $66.1 million in cash compared to $26.2 million at the end of fiscal 2008.

“I am very encouraged by Dollarama’s financial and operating performance in fiscal year 2009 during a challenging economic environment,” said Larry Rossy, Chief Executive Officer of Dollarama Group L.P. “We recorded solid sales growth driven by new store openings and healthy comparable store sales growth. Strong operations management including improved store replenishment and in-store execution and completion of our chain-wide debit card roll-out contributed to increased revenue and earnings.

As we embark on a new fiscal year, our priorities and initiatives will continue to focus on growing and improving operations and on enhancing our recently-introduced new product offering at select price points greater than $1.00. In the near term, we will continue to research our customers’ needs and remain proactive in implementing and improving merchandising and in-store processes to support this initiative.”

About Dollarama

Dollarama is the leading operator of discount retail stores in Canada. Currently, the company operates more than 565 stores, each offering a broad assortment of quality everyday merchandise sold in individual or multiple units primarily at fixed prices of $1.00, $1.25, $1.50 and $2.00. All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations, including metropolitan areas, mid-sized cities, and small towns. In 1910, the company was established as a single variety store in Québec.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including among others, changes in customer demand for products, changes in raw material and equipment costs and availability, seasonal changes in customer demand, pricing actions by competitors and general changes in economic conditions; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

SUMMARY CONSOLIDATED FINANCIAL DATA

	Dollarama Group L.P.
(dollars in thousands)	13-Week Period Ended February 1, 2009	13-Week Period Ended February 3, 2008	Year Ended February 1, 2009	Year Ended February 3, 2008
Statement of Operations Data:
Sales	$315,546	$281,367	$1,089,011	$972,352
Cost of sales	206,438	182,772	717,141	640,885

Gross profit	109,108	98,595	371,870	331,467
Expenses:
General administrative and store operating expenses	62,530	55,257	219,797	186,263
Amortization(1)	5,980	5,463	21,818	18,389

Total expenses	68,510	60,720	241,615	204,652

Operating income	40,598	37,875	130,255	126,815
Other (income)/expense:
Amortization of financing costs	1,040	1,040	4,186	4,275
Interest expense	8,616	10,560	36,129	43,299
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	670	(1,432)	(387)	2,183

Earnings before income taxes	30,272	27,707	90,327	77,058
Provision for current income taxes	19	13	218	280

Net earnings	$30,253	$27,694	$90,109	$76,778

Statement of Cash Flows Data:
Cash flows provided by (used in):
Operating activities	$13,513	$57,737	$118,008	$79,109
Investing activities	(14,118)	(11,469)	(49,728)	(45,562)
Financing activities	394	(21,897)	(28,357)	(55,042)

Other Financial Data:
Adjusted EBITDA(2)	$48,568	$44,797	$158,421	$152,075
Capital expenditures	$14,557	$11,671	$40,502	$45,994
Rent expenses(3)	$18,520	$15,677	$68,981	$58,765
Gross margin(4)	34.6%	35.0%	34.1%	34.1%
Number of stores (at end of period)	564	521	564	521
Comparable store sales growth(5)	4.8%	(3.4%)	3.4%	(1.5%)

	Dollarama Group Holdings L.P.
(dollars in thousands)	13-Week Period Ended February 1, 2009	13-Week Period Ended February 3, 2008	Year Ended February 1, 2009	Year Ended February 3, 2008
Statement of Operations Data:
Sales	$315,546	$281,367	$1,089,011	$972,352
Cost of sales	206,438	182,772	717,141	640,885

Gross profit	109,108	98,595	371,870	331,467
Expenses:
General administrative and store operating expenses	62,530	55,259	219,823	186,265
Amortization(1)	5,980	5,463	21,818	18,389

Total expenses	68,510	60,722	241,641	204,654

Operating income	40,598	37,873	130,229	126,813
Other (income)/expense:
Amortization of financing costs	1,481	1,270	5,802	6,340
Interest expense	13,609	15,754	55,390	65,713
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	5,007	10,027	44,793	(34,411)

Earnings before income taxes	20,501	10,882	24,244	89,171
Provision for current income taxes	19	12	241	302

Net earnings	$20,482	$10,810	$24,003	$88,869

Statement of Cash Flows Data:
Cash flows provided by (used in):
Operating activities	$13,513	$47,378	$118,216	$57,258
Investing activities	(14,118)	(11,469)	(49,728)	(45,562)
Financing activities	395	(11,524)	(28,561)	(33,185)

Other Financial Data:
Adjusted EBITDA(2)	$48,568	$44,795	$158,395	$152,073
Capital expenditures	$14,557	$11,671	$40,502	$45,994
Rent expenses(3)	$18,520	$15,677	$68,981	$58,765
Gross margin(4)	34.6%	35.0%	34.1%	34.1%
Number of stores (at end of period)	564	521	564	521
Comparable store sales growth(5)	4.8%	(3.4%)	3.4%	(1.5%)

	Dollarama Group L.P.		Dollarama Group Holdings L.P.
(dollars in thousands)	As of February 1, 2009	As of February 3, 2008	As of February 1, 2009	As of February 3, 2008
Balance Sheet Data:
Cash and cash equivalents	$66,123	$26,200	$66,141	$26,214
Merchandise inventories	249,644	198,500	249,644	198,500
Property and equipment	129,878	111,936	129,878	111,936
Total assets	1,362,993	1,197,951	1,363,041	1,197,983

Long-term debt (including current portion less financing costs)	577,319	500,287	821,686	678,740
Fair value of foreign currency and interest rate swaps	(33,423)	89,732	(33,423)	89,732
Long-term debt less fair value of swaps	543,896	590,019	788,263	768,472
Partners’ capital	684,561	513,150	436,470	331,161

(1)	Amortization represents amortization of tangible and amortizable intangible assets, including amortization of favourable and unfavourable lease rights.
(2)	EBITDA represents net income (loss) before net interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted to reflect items set forth in the table below, all of which are required in determining our compliance with financial covenants under our senior secured credit facility. We have included EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in the senior secured credit facility. We believe EBITDA is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and thus highlights trends in our core business that may not otherwise be apparent when relying solely on Canadian GAAP financial measures. We also believe that securities analysts, investors and other interested parties frequently use EBITDA in the evaluation of issuers, many of which present EBITDA when reporting their results. Adjusted EBITDA is a material component of the covenants imposed on us by the senior secured credit facility. Under the senior secured credit facility, we are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDA. Non-compliance with the financial covenants contained in our senior secured credit facility could result in a default, an acceleration in the repayment of amounts outstanding under the senior secured credit facility, and a termination of the lending commitments under the senior secured credit facility. Generally, any default under the senior secured credit facility that results in the acceleration in the repayment of amounts outstanding under the senior secured credit facility would result in a default under the indenture governing the 8.875% senior subordinated notes. While an event of default under the senior secured credit facility or the indenture is continuing, we would be precluded from, among other things, paying dividends on our capital stock or borrowing under the revolving credit facility. Our management also uses EBITDA and Adjusted EBITDA in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess our ability to meet our future debt service, capital expenditure and working capital requirements and our ability to pay dividends on our capital stock.

EBITDA and Adjusted EBITDA are not presentations made in accordance with Canadian GAAP. As discussed above, we believe that the presentation of EBITDA and Adjusted EBITDA in this summary consolidated financial data section is appropriate. However, EBITDA and Adjusted EBITDA have important limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under Canadian GAAP. For example, neither EBITDA nor Adjusted EBITDA reflect (a) our cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and (d) tax payments or distributions to our parent to make payments with respect to taxes attributable to us that represent a reduction in cash available to us. Because of these limitations, we primarily rely on our results as reported in accordance with Canadian GAAP and use EBITDA and Adjusted EBITDA only supplementally. In addition, because other companies may calculate EBITDA and Adjusted EBITDA differently than we do, EBITDA may not be, and Adjusted EBITDA as presented in this summary consolidated financial data section is not, comparable to similarly titled measures reported by other companies.

A reconciliation of net earnings (loss) to EBITDA and to Adjusted EBITDA is included below

	Dollarama Group L.P.
(dollars in thousands)	13-Week Period Ended February 1, 2009	13-Week Period Ended February 3, 2008	Year Ended February 1, 2009	Year Ended February 3, 2008
Net earnings	$30,253	$27,694	$90,109	$76,778
Provision for current income taxes	19	13	218	280
Interest expense	8,616	10,560	36,129	43,299
Amortization of financing costs	1,040	1,040	4,186	4,275
Amortization of fixed assets	5,980	5,463	21,818	18,389

EBITDA	45,908	44,770	152,460	143,021
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	670	(1,432)	(387)	2,183
Management fees(a)	912	872	3,331	3,247
Deferred lease inducements(b)	952	354	2,276	2,312
Stock-based compensation expense(c)	126	233	741	1,312

Adjusted EBITDA	$48,568	$44,797	$158,421	$152,075

	Dollarama Group Holdings L.P.
(dollars in thousands)	13-Week Period Ended February 1, 2009	13-Week Period Ended February 3, 2008	Year Ended February 1, 2009	Year Ended February 3, 2008
Net earnings	$20,482	$10,810	$24,003	$88,869
Provision for current income taxes	19	12	241	302
Interest expense	13,609	15,754	55,390	65,713
Amortization of financing costs	1,481	1,270	5,802	6,340
Amortization of fixed assets	5,980	5,463	21,818	18,389

EBITDA	41,571	33,309	107,254	179,613
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	5,007	10,027	44,793	(34,411)
Management fees(a)	912	872	3,331	3,247
Deferred lease inducements(b)	952	354	2,276	2,312
Stock-based compensation expense(c)	126	233	741	1,312

Adjusted EBITDA	$48,568	$44,795	$158,395	$152,073

(a)	Reflects the management fees incurred and paid or payable to the company’s majority owners.
(b)	Represents the elimination of non-cash straight-line rent expense.
(c)	Represents the elimination of non-cash stock-based compensation expense.

(3)	Rent expense represents (i) basic rent expense on a straight-line basis and (ii) contingent rent expense, net of amortization of inducements received from landlords.
(4)	Gross margin represents gross profit as a percentage of sales.
(5)	Comparable store sales is a measure of the percentage increase or decrease of the sales of stores open for at least 13 complete fiscal months and that remain open at the end of the reporting period relative to the same period in the prior year. We include sales from stores expanded or relocated in the calculation of comparable store sales. To provide more meaningful results, the company measures comparable store sales over periods containing an integral number of weeks beginning on a Monday and ending on a Sunday that best approximate the fiscal period to be analyzed.

CONTACTS

Investors:

Robert Coallier, Chief Financial Officer

(514) 737-1006 x1238

Media:

Alex Stanton

Stanton Public Relations & Marketing

(212) 366-5300

astanton@stantonprm.com